UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2006
LINN ENERGY, LLC
(Exact name of registrant as specified in its charters)

Delaware (State or other jurisdiction of incorporation or organization)	000-51719 (Commission File Number)	65-1177591 (IRS Employer Identification No.)

600 Travis, Suite 7000 Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (713) 223-0880
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 6, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Linn Energy, LLC (the “Company”) approved changes in salary for the named executive officers of the Company, effective as of January 1, 2007. Additionally, the Committee approved 2006 discretionary cash bonuses for the named executive officers of the Company. The following table sets forth the new salaries and the 2006 discretionary bonuses of each such executive officers.

Name	2007 Salary	2006 Bonus
Michael C. Linn	$350,000	$1,000,000
Kolja Rockov	$275,000	$900,000
Mark E. Ellis(1)	$250,000	$250,000
Thomas A. Lopus	$175,000	$125,000
Roland P. Keddie	$175,000	$125,000
Lisa D. Anderson	$175,000	$125,000

(1)	Mr. Ellis was appointed Executive Vice President and Chief Operating Officer of the Company effective December 18, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC

Date: December 12, 2006	By:	/s/ Kolja Rockov

Kolja Rockov
Executive Vice President and Chief Financial Officer